Exhibit 10.19

SECOND AMENDMENT

TO

PURCHASE AND SALE CONTRACT

            This Second Amendment to Purchase and Sale Contract is made and entered into effective as of August 20, 2008, by and between ORP THREE L.L.C., a Maryland limited liability company (“Seller”), and NIGHTHAWK PROPERTIES, LLC, a Minnesota limited liability company, and OSPREY PROPERTIES LIMITED PARTNERSHIP, LLLP, a Minnesota limited liability limited partnership (collectively, “Purchaser”).

BACKGROUND

            Seller and Purchaser entered into a  Purchase and Sale Contract dated August 12, 2008, as amended by a First Amendment to Purchase and Sale Contract dated August 14, 2008  (collectively, the “Purchase Contract”).  Under the Purchase Contract, Seller agrees to sell to Purchaser certain real estate legally described in the Purchase Contract, located in the City of Burnsville, Dakota County, Minnesota, known as the Raven Hill Apartments (the “Property”).  Capitalized terms not defined herein, shall have the same meaning given such terms in the Purchase Contract.

            Purchaser and Seller wish to modify and amend the Purchase Contract to extend the expiration of the Feasibility Period from Wednesday, August 20, to Friday, August 22.

AGREEMENT

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

1.                  Amend Section 3.1.  Section 3.1 is hereby amended to change the date on which the Feasibility Period expires from August 20, 2008, to August 22, 2008.

2.                  Purchase Contract Effective.   The Purchase Contract, as modified and amended hereby, is hereby confirmed and ratified.  Except as amended hereby, the Purchase Contract is and will remain in full force and effect pursuant to its terms.

3.                  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which together with constitute one instrument. This Amendment shall not be effective unless and until the same has been executed and delivered by all parties hereto whether in one or more counterparts.  This Amendment may be executed by facsimile or pdf signatures which shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

IN WITNESS WHEREOF, to evidence their agreement to the foregoing, the parties have duly executed this Amendment effective as of the date first indicated above.

                                                SELLER:

ORP THREE L.L.C.,

a Maryland limited liability company

By:       ORP CORPORATION III,

            a Maryland corporation

Its:        Managing Member

By:  /s/Michael J. Hornbrook

Name:  Michael J. Hornbrook

Its:  Senior Vice President

PURCHASER:

NIGHTHAWK PROPERTIES, LLC,

a Minnesota limited liability company

By:  /s/James R. Riley

Name:  James R. Riley

Its:  President

OSPREY PROPERTIES LIMITED

PARTNERSHIP, LLLP,

a Minnesota limited liability limited partnership

By:       Riley Family Corporation,

            its General Partner

By:  /s/James R. Riley

Name:  James R. Riley

Its:  President